UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 19, 2016

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b),(c),(e)

On November 23, 2016, USANA Health Sciences, Inc. (the “Company” or “USANA”) announced a CEO transition plan wherein (i) David A. Wentz has made the personal decision to step down as Co-Chief Executive Officer and a member of the Board of Directors effective immediately, and (ii) Kevin Guest has been appointed as Chief Executive Officer of the Company.  The Company will no longer utilize a Co-CEO management structure. The USANA Board of Directors now consists of six directors, four of whom are independent.

Mr. Guest, age 54, has served as Co-Chief Executive Officer of USANA since August 4, 2015 and, prior to that appointment, served as President of USANA since August 2014.  From October 2012 to October 2014, Mr. Guest served as President of the Americas, Europe and South Pacific, and, prior to that, as President of North America from May 2011 to October 2012.  From July 2008 to May 2011, he was Chief Marketing Officer of the Company.  Mr. Guest first joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the Company’s acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company’s Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer.

As Chief Executive Officer, Mr. Guest will continue to receive an annual salary of $636,000, which will be reviewed going forward by the Compensation Committee.  Mr. Guest will also continue to be eligible to participate in the Company’s Executive Bonus Plan, and be eligible to receive equity grants under the Company’s 2015 Equity Incentive Award Plan.  He will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, both of which are generally available to the Company’s other employees. There is no arrangement or understanding between Mr. Guest and any other persons pursuant to which Mr. Guest was selected as Chief Executive Officer. There are no family relationships between Mr. Guest and any director or executive officer of the Company and there are no relationships between Mr. Guest and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In connection with Mr. Wentz’s resignation, the Company will pay to him all earned compensation and any other amounts due and owing to him.  Mr. Wentz’s participation in the Company’s 2016 Executive Bonus Plan will be determined by the Compensation Committee in early 2017 following 2016 year-end operating results.

The Company issued a press release on November 23, 2016 announcing these events. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)  Exhibits

99.1                     Press release issued by USANA Health Sciences, Inc. dated November 23, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones
Paul A. Jones, Chief Financial Officer

Date:	November 23, 2016

3